NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      Income Statement for the Period Ended
                                    6/30/2005

                                                        Twelve Months
                                                            Ended
                                                           Current
                                                           -------
Operating Revenue                                         1,113,899,249
                                                      -----------------

Operating Expenses:
-------------------
Purchased Gas Sold                                          744,336,671
Operation & Maintenance Expenses                            197,326,780
Property, Franchise & Other Taxes                            46,268,487
Depreciation, Depletion & Amortization                       40,211,962
Income Taxes - Net                                           25,210,086
                                                      -----------------
Operating Expenses                                        1,053,353,985
                                                      -----------------
Operating Income / (Loss)                                    60,545,264
                                                      -----------------
                                                      -----------------
Other Income / (Loss)                                         1,077,972
                                                      -----------------
Income Before Interest Charges                               61,623,237
                                                      -----------------
Interest Charges                                             23,407,884
                                                      -----------------
Net Income / (Loss)                                   $      38,215,353
                                                      =================